UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2012

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53291
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

Suite 810 – 675 West Hastings Street, Vancouver, British Columbia  V6B 1N2
(Address of principal executive offices and Zip Code)

(604) 681-9635
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 24, 2012, we appointed Lorne B. Anderson as a director of our company.

Mr. Anderson is a Chartered Accountant with over 45 years of experience since his designation and has been an Independent Financial consultant to the minerals industry since 1998. He has served as a director of Tahoe Resources Inc. since June 2010 to date and as the Director of Skyline Gold Corporation from June 2006 to date and CFO from December 2008 to date. He was the CFO of Tyhee Gold Corp from May 2005 until January 2012 and was the CFO and Treasurer of Glamis Gold Ltd. from 1988 to 1998. Mr. Anderson has more than 20 years experience in the mining industry, during which time he has been involved with administration, equity and bank financings, and investor relation programs.

In connection with the appointment of Mr. Anderson to the board, we granted stock options to Mr. Anderson to purchase 300,000 shares of our common stock at an exercise price of $0.09 per share exercisable until April 30, 2015.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

99.1           News Release dated May 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE VICTORIA MINING COMPANY, INC.

By:   /s/ David Kalenuik
David Kalenuik
President
Dated:  May 2, 2012